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As filed with the Securities and Exchange Commission on July 10, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Magnolia Oil & Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-5365682 (IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Christopher Stavros
Executive Vice President—Chief Financial Officer
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
Douglas E. McWilliams
Sarah Knight Morgan
Vinson & Elkins L.L.P.
1001 Fannin St., Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Class A Common Stock, par value $0.0001 per share	9,706,903(2)	$11.30	$109,688,003.90	$13,294.19

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the "Securities Act"), the amount of Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), being registered on behalf of the selling stockholders shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)
Represents the resale of (i) 6,812,352 shares of Class A Common Stock currently owned by selling stockholders named herein and (ii) 2,894,551 shares of Class A Common Stock that may be issued upon exchange of units in Magnolia Oil & Gas Parent LLC ("Magnolia LLC Units") and an equal number of shares of Class B common stock, par value $0.0001 per share ("Class B Common Stock").

(3)
Estimated at $11.30 per share, the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on July 5, 2019, solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the Class A Common Stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Class A Common Stock and is not soliciting an offer to buy the Class A Common Stock in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 10, 2019
PRELIMINARY PROSPECTUS

Magnolia Oil & Gas Corporation

Class A Common Stock

9,706,903 Shares of Class A Common Stock

        This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, or their permitted transferees, of up to 9,706,903 shares of Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), of Magnolia Oil & Gas Corporation (formerly known as "TPG Pace Energy Holdings Corp.") (the "Company," "we," "our" or "us") including (a) 6,812,352 shares currently owned by selling stockholders named herein and (b) 2,894,551 shares that may be issued upon exchange of units ("Magnolia LLC Units") in Magnolia Oil & Gas Parent LLC, a Delaware limited liability company ("Magnolia LLC"), and an equal number of shares of Class B common stock, par value $0.0001 per share ("Class B Common Stock").

        This prospectus provides you with a general description of the Class A Common Stock and the general manner in which the selling stockholders will offer Class A Common Stock. More specific terms of any shares of Class A Common Stock that the selling stockholders offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        We will not receive any proceeds from the sale of shares of Class A Common Stock to be offered by the selling stockholders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Class A Common Stock pursuant to this prospectus.

        Our registration of the Class A Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Class A Common Stock. The selling stockholders may sell the Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the Class A Common Stock in the section entitled "Plan of Distribution."

        Our Class A Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "MGY". The closing price for our Class A Common Stock on July 9, 2019, was $11.27 per share, as reported on the NYSE.

        Investing in our Class A Common Stock involves risks. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A Common Stock determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019.

        Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell any combination of the Class A Common Stock described in this prospectus in one or more offerings. This prospectus generally describes Magnolia Oil & Gas Corporation and our Class A Common Stock. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 9,706,903 shares of Class A Common Stock from time to time through any means described in the section entitled "Plan of Distribution."

        We will not receive any proceeds from the sale of the shares of Class A Common Stock to be offered by the selling stockholders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Class A Common Stock pursuant to this prospectus. More specific terms of any shares of the Class A Common Stock that the selling stockholders offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        No offer of the Class A Common Stock will be made in any jurisdiction where the offer is not permitted.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding the Company's future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company's management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "expect," "intend," "project," "estimate," "anticipate," "plan," "believe," or "continue" or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the Company's assumptions about:

  •
  the market prices of oil, natural gas, natural gas liquids ("NGLs"), and other products or services;

  •
  the supply and demand for oil, natural gas, NGLs, and other products or services;

  •
  production and reserve levels;

  •
  drilling risks;

  •
  economic and competitive conditions;

  •
  the availability of capital resources;

  •
  capital expenditure and other contractual obligations;

  •
  currency exchange rates;

  •
  weather conditions;

  •
  inflation rates;

  •
  the availability of goods and services;

  •
  legislative, regulatory, or policy changes;

  •
  cyber attacks;

  •
  occurrence of property acquisitions or divestitures;

  •
  the integration of acquisitions;

  •
  the securities or capital markets and related risks such as general credit, liquidity, market, and interest-rate risks.

        For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled "Risk Factors" in this prospectus and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2018. Should one or more of the risks or uncertainties described in this prospectus made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

        Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by reserve engineers. In addition, the results of drilling, completion and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

 INFORMATION ABOUT THE COMPANY

Our Company

        We were originally formed on February 14, 2017 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving us and one or more businesses. On July 31, 2018, we consummated our initial business combination (the "Business Combination") through the acquisition of certain oil and natural gas assets in the Karnes County portion of the Eagle Ford Shale in South Texas (the "Karnes County Business"), certain oil and natural gas assets in the Giddings Field of the Austin Chalk (the "Giddings Assets") and a 35.0% membership interest in Ironwood Eagle Ford Midstream, LLC, which owns an Eagle Ford gathering system, each with certain affiliates of EnerVest Ltd. ("EnerVest"). As of March 31, 2019, the Company owned a 62.9% interest in Magnolia LLC, which owns the assets acquired in the Business Combination. Following the Business Combination, we changed our name from "TPG Pace Energy Holdings Corp." to "Magnolia Oil & Gas Corporation" and continued the listing of our Class A Common Stock on the NYSE under the symbol "MGY". Prior to the consummation of the Business Combination, our Class A Common Stock was listed on the NYSE under the symbol "TPGE".

Business Overview

        We are an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil, natural gas and NGL reserves, currently focused in the Eagle Ford Shale and Austin Chalk formations in South Texas. Our objective is to maximize returns by generating steady production growth, strong pre-tax margins and significant free cash flow. We intend to generate attractive full-cycle returns on capital. We will strive to maintain a conservative balance sheet and low leverage.

Company Information

        Our principal executive offices are located at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, and our telephone number is (713) 842-9050. Our website is www.magnoliaoilgas.com. The information found on our website is not part of this prospectus.

RISK FACTORS

        An investment in our Class A Common Stock involves a high degree of risk. Before you invest in our Class A Common Stock you should carefully consider those risk factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our Class A Common Stock. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our Class A Common Stock, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled "Cautionary Note Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        All of the shares of our Class A Common Stock covered by this prospectus are being sold by the selling stockholders. See "Selling Stockholders." We will not receive any proceeds from these sales of shares of our Class A Common Stock.

SELLING STOCKHOLDERS

Beneficial Ownership

        Up to 9,706,903 shares of our Class A Common Stock may be offered for resale by the selling stockholders under this prospectus, including (i) 6,812,352 owned by the selling stockholders named herein and (ii) 2,894,551 shares of Class A Common Stock that may be issued upon exchange of Magnolia LLC Units and an equal number of shares of Class B Common Stock.

        The following table sets forth the number of shares of Class A Common Stock being offered by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all shares registered for sale by this registration statement will be sold by or on behalf of the selling stockholders; and (ii) no other shares of Class A Common Stock will be acquired prior to completion of this offering by the selling stockholders. The following table also sets forth the number of shares known to us, based upon written representations by the selling stockholders, to be beneficially owned by the selling stockholders as of July 10, 2019 after giving effect to the settlement of our recent tender offer and consent solicitation (the "Tender Offer"). The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares. For purposes of the table below, we assume that all of the shares covered by this prospectus will be sold.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A Common Stock beneficially owned by them. Except as described in the footnotes to the following table and under "Material Relationships with Selling Stockholders" below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Class A Common Stock in this table does not constitute an admission of beneficial ownership for the person named below.

        The percentages in the table are based on 168,029,468 shares of Class A Common Stock and 91,789,814 shares of Class B Common Stock outstanding as of July 10, 2019 after giving effect to the settlement of the Tender Offer. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular holder's Class B Common Stock and did not assume exercise of any other holder's Class B Common Stock.

Name of selling stockholder	Class A Common Stock Beneficially Owned Prior to Offering(1)	Percentage of Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus(1)(2)	Class A Common Stock Beneficially Owned After Offering(1)	Percentage of Class A Common Stock Beneficially Owned After Offering
EnerVest Energy Institutional Fund XIV-A, L.P.(3)	60,750,278	26.55%	1,924,907	58,825,371	25.93%
EnerVest Energy Institutional Fund XIV-2A, L.P.(3)	11,625,679	6.47%	357,422	11,268,257	6.28%
EnerVest Energy Institutional Fund XIV-3A, L.P.(3)	11,993,072	6.66%	377,102	11,615,970	6.47%
EnerVest Energy Institutional Fund XIV-WIC, L.P.(3)	634,631	*	20,107	614,524	*
EnerVest Energy Institutional Fund XIV-C, L.P.(3)	34,888,068	20.76%	1,105,449	33,782,619	20.10%
EnerVest Energy Institutional Fund XIV-C-AIV, L.P.(3)	6,786,154	3.88%	215,013	6,571,141	3.76%
The Värde Fund XII (Master), L.P.	1,121,946	*	1,121,946	—	—
The Värde Fund XI (C), L.P.	416,771	*	416,771	—	—
The Värde Skyway Mini-Master Fund, L.P.	390,899	*	390,899	—	—
Värde Investment Partners, L.P.	341,725	*	341,725	—	—
The Värde Fund VI-A, L.P.	226,809	*	226,809	—	—
The Värde Fund XI (B), L.P.	224,879	*	224,879	—	—
Värde Investment Partners (Offshore) Master, L.P.	208,664	*	208,664	—	—
The Värde Skyway Fund, L.P.	62,718	*	62,718	—	—
Titanium EP Holdings II, LP	30,547	*	30,547	—	—
The Värde Fund XI (A), L.P.	29,704	*	29,704	—	—
TPG Pace Energy Governance, LLC(4)	7,083,190	4.22%	1,081,688	6,001,502	3.57%
TPG Pace Energy Sponsor Successor 2, LLC(5)	2,570,223	1.53%	392,503	2,177,720	1.30%
Stephen I. Chazen(6)	6,604,349	3.93%	769,066	5,835,283	3.47%
Miller Creek Investments, LLC(7)	2,771,843	1.65%	408,404	2,363,439	1.41%
Christopher G. Stavros(8)	371,931	*	580	371,351	*

*
Represents less than 1%.

(1)
Includes shares of our Class B Common Stock owned by the selling stockholders that are, together with an equivalent number of Magnolia LLC Units, exchangeable at any time and from time to time for shares of Class A Common Stock on a one-for-one basis.

(2)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares held by the selling stockholder.

(3)
The managing general partner of EnerVest Energy Institutional Fund XIV-A, L.P. ("EnerVest XIV-A") is EVFA GP XIV, LLC, a Delaware limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-2A, L.P. ("EnerVest XIV-2A") is EVFA XIV-2A, LLC, a Delaware limited liability company. The managing general partner of EnerVest

  Energy Institutional Fund XIV-3A, L.P. ("EnerVest XIV-3A") is EVFA XIV-3A, LLC, a Delaware limited liability company. The general partner of EnerVest Energy Institutional Fund XIV-WIC, L.P. ("EnerVest XIV-WIC") is EnerVest Holding XIV, LLC, a Delaware limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-C, L.P. ("EnerVest XIV-C") is EVFC GP XIV, LLC, a Texas limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-C-AIV, L.P. ("EnerVest XIV-C-AIV") is EVFC GP XIV, LLC, a Texas limited liability company. The sole member of each such managing general partner and general partner (collectively, the "Managing General Partners") is EnerVest, whose general partner is EnerVest Management GP, L.C., a Texas limited liability company ("EVM GP"). EnerVest Investment Services, L.L.C. ("EIS, LLC") is the investment advisor for EnerVest XIV-A, EnerVest XIV-2A, EnerVest XIV-3A, EnerVest XIV-WIC, EnerVest XIV-C and EnerVest XIV-C-AIV (collectively, the "Record Holders"). Each of the Managing General Partners, EVM GP, EnerVest and EIS, LLC, directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to beneficially own some or all of the Class A Common Stock and Class B Common Stock owned by the Record Holders. Each of the Managing General Partners, EVM GP, EnerVest and EIS, LLC disclaims beneficial ownership of such Class A Common Stock and Class B Common Stock, except to the extent of its pecuniary interest therein. Mr. John B. Walker, a member of the board of directors of the Company (the "Board") and sole beneficial owner of 160,000 shares of Class A Common Stock, is an indirect owner, and the Chief Executive Officer, of EVM GP and could be deemed to beneficially own some or all of the Class A Common Stock and Class B Common Stock beneficially owned by the Record Holders. Mr. Walker disclaims beneficial ownership of such Class A Common Stock and Class B Common Stock, except to the extent of his pecuniary interest therein. The business address of each of the foregoing parties is 1001 Fannin Street, Suite 800, Houston, Texas 77002.

(4)
The sole member of TPG Pace Governance, LLC ("TPG Governance") is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Cayman Islands limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands corporation, whose sole stockholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by the TPG Governance. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the TPG Governance except to the extent of their pecuniary interest therein.

(5)
The managing member of the TPG Pace Energy Sponsor Successor 2, LLC ("Sponsor Successor 2") is TPG Governance, whose sole member is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Cayman Islands limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands corporation, whose sole stockholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the Class A Common Stock held by Sponsor Successor 2. Messrs. Bonderman and Coulter disclaim beneficial ownership of the Class A Common Stock held by Sponsor Successor 2 except to the extent of their pecuniary interest therein.

(6)
Stephen Chazen currently serves as the Company's President, Chief Executive Officer and Chairman of the Board.

(7)
Michael G. MacDougall, a member of the Board, is the sole managing member of Miller Creek Investments, LLC ("Miller Creek").

(8)
Christopher G. Stavros currently serves as the Company's Executive Vice President and Chief Financial Officer.

Material Relationships with Selling Stockholders

Registration Rights Agreement

        At the closing of the Business Combination, we entered into a registration rights agreement (the "Registration Rights Agreement") with the certain affiliates of EnerVest (the "Karnes County Contributors"), TPG Pace Energy Sponsor, LLC, a Delaware limited liability company ("TPG Sponsor"), and our four independent directors prior to the Business Combination (collectively, the "Holders"), pursuant to which we are obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Class A Common Stock that the Holders hold as of July 31, 2018, and that they may acquire thereafter, including upon conversion, exchange or redemption of any other security therefor. Under the Registration Rights Agreement, the Holders also have "piggyback" registration rights exercisable at any time that allow them to include the shares of Class A Common Stock that they own in certain registrations initiated by us.

        On August 10, 2018, we filed a Registration Statement on Form S-3 (subsequently amended by Amendment No. 1 on August 28, 2018, the "Existing Registration Statement") to register, among other things, all of shares of Class A Common Stock held by Holders as of July 31, 2018. The Existing Registration Statement was declared effective by the Securities and Exchange Commission on August 30, 2018.

        On December 21, 2018, TPG Sponsor completed a distribution of shares of Class A Common Stock (the "First Distribution") by TPG Sponsor to TPG Pace Energy Sponsor Successor, LLC, a Delaware limited liability company ("Sponsor Successor"), and certain other of its members, including Miller Creek and Mr. Chazen (the "Specified Members"). Related to that First Distribution, on February 25, 2019, the Company entered into the First Amendment to the Registration Rights Agreement, with Sponsor Successor and the Specified Members, pursuant to which Sponsor Successor would become a party to the Registration Rights Agreement. The Specified Members were also provided with certain rights and obligations that were a subset of the rights TPG Sponsor had under the Registration Rights Agreement prior to the First Distribution.

        On May 11, 2019, Sponsor Successor subsequently distributed 1,353,460 warrants to purchase shares of our Class A Common Stock and 2,177,720 shares of Class A Common Stock to Sponsor Successor 2, and 3,729,960 warrants to purchase shares of our Class A Common Stock and 6,001,502 shares of Class A Common Stock to TPG Governance (the "Second Distribution"). Related to that Second Distribution, TPG Governance and Sponsor Successor 2 were each made party to the Registration Rights Agreement.

Stockholder Agreement

        On July 31, 2018, we entered into the Stockholder Agreement with TPG Sponsor and the Karnes County Contributors (the "Stockholder Agreement"). Following the Second Distribution, TPG Governance and Sponsor Successor 2 (collectively, "New Sponsor") were each made party to the Stockholder Agreement and were made subject to the terms of the Stockholder Agreement applicable to TPG Sponsor under the Stockholder Agreement.

        Under the Stockholder Agreement, the Karnes County Contributors are entitled to nominate two directors, one of whom shall be independent under the listing rules of the NYSE, the Exchange Act, and the Sarbanes-Oxley Act of 2002, for appointment to the Board so long as they collectively own at least 15% of the outstanding shares of Class A Common Stock (on a fully diluted basis, including equity securities exercisable into Class A Common Stock), and one director so long as they owned at least 2% of the outstanding shares of Class A Common Stock (on a fully diluted basis, including equity securities exercisable into Class A Common Stock). New Sponsor is entitled to nominate two directors for appointment to the Board so long as it owns at least 60% of the shares of stock in the Company that TPG Sponsor or its successors (including New Sponsor) owned as of July 31, 2018, and one director so long as it owns at least 25% of the shares of stock in the Company that TPG Sponsor or its successors (including New Sponsor) owned as of July 31, 2018. The Karnes County Contributors and New Sponsor are each entitled to appoint one director to each committee of the Board (subject to applicable law and stock exchange rules). Each of New Sponsor and EnerVest have agreed to vote all of their shares of voting common stock in favor of the directors nominated by the other party in accordance with the Stockholder Agreement and any other nominees nominated by the Nominating and Corporate Governance Committee of the Board. For so long as EnerVest or New Sponsor, as applicable, has the right to nominate two directors to the Board, EnerVest or New Sponsor, as applicable, will be subject to a customary "standstill." The Stockholder Agreement also includes customary restrictions on the transfer of shares to certain persons acquiring beneficial ownership in excess of certain stated thresholds. The Stockholder Agreement will terminate as to each stockholder upon the time at which such stockholder or any of its affiliates no longer has the right to designate an individual for nomination to the Board under the agreement and will automatically terminate in its entirety on December 31, 2022.

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

        At the closing of the Business Combination, Magnolia LLC and certain funds affiliated with EnerVest party thereto (the "EnerVest Members") entered into Magnolia LLC's amended and restated limited liability company agreement (the "Magnolia LLC Agreement"), which sets forth, among other things, the rights and obligations of the holders of Magnolia LLC Units. As the sole managing member of Magnolia LLC under the Magnolia LLC Agreement, we operate our business through Magnolia LLC and its subsidiaries. The operations of Magnolia LLC, and the rights and obligations of the holders of the Magnolia LLC Units, are set forth in the Magnolia LLC Agreement. The Magnolia LLC Agreement, among other things, provides the EnerVest Members, subject to certain conditions, with an exchange right, which entitles the EnerVest Members to exchange, from time to time, all or a portion of their Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for newly issued shares of our Class A Common Stock on a one-for-one basis, or, at Magnolia LLC's option, an equivalent amount of cash.

Indemnification Agreements

        Effective as of the closing date of the Business Combination, we entered into indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Services Agreement

        At the closing of the Business Combination, the Company and EnerVest Operating L.L.C., an affiliate of EnerVest ("EVOC"), entered into a Services Agreement (the "Services Agreement"), pursuant to which EVOC, under the direction of the Company's management, provides the Company services, including administrative, back office and day-to-day field level services reasonably necessary to operate the business of the Company and its assets, subject to certain exceptions.

        As consideration for the services to be provided under the Services Agreement, the Company pays EVOC a fixed annual services fee of approximately $23.6 million, subject to certain adjustments. In addition, the Company pays industry standard per well overhead payments to EVOC and reimburses EVOC for certain costs of the Company incurred by EVOC in performing the services.

        The term of the Services Agreement is five years, but the Services Agreement is subject to termination by either party after two years. The parties also have certain early termination rights, including rights of the Company to terminate the Services Agreement in the event of a change of control of EVOC or if certain key persons cease to devote a substantial amount of their time to the performance of the services. In addition, the Company may terminate the agreement after July 31, 2019 if the Board, by unanimous vote (excluding any member of the Board that is an affiliate of EVOC or is appointed by or employed by EVOC or any of its affiliates), makes a good-faith determination that EVOC has failed to satisfactorily perform the services, in which case the Company is required to pay EVOC a lump-sum termination fee of $17.5 million. Following any termination of the Services Agreement, EVOC will provide transition services for a period of nine months, which may be reduced in certain instances, during which period the services fee and other payments described above will continue to be payable.

Titanium Purchase Agreement

        On May 6, 2019, the Company entered into a Purchase and Sale Agreement by and among VP EF, L.P., VP EF Royalty L.P. (collectively, the "Titanium Sellers") on the one hand, and Magnolia Oil & Gas Operating LLC and the Company on the other hand (the "Titanium Purchase Agreement"), pursuant to which, the Company has acquired oil and gas assets in the Eagle Ford Shale and Austin Chalk for consideration consisting of cash and 3,054,662 newly issued shares of the Class A Common Stock. The Class A Common Stock was issued to certain affiliates of the Titanium Sellers (the "Titanium Holders") in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act. Pursuant to the Titanium Purchase Agreement, the Titanium Holders are entitled to certain registration rights, subject to certain limitations as set forth therein.

PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders, or their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may offer and sell all or a portion of the Class A Common Stock covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

  •
  through the distribution of the Class A Common Stock by any selling stockholder to its partners, members or stockholders;

  •
  in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

  •
  "at the market" or through market makers or into an existing market for the Class A Common Stock.

        The selling stockholders may sell the Class A Common Stock at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the Class A Common Stock from time to time will be determined by us and by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A Common Stock on the NYSE or any other exchange or market.

        The selling stockholders may also sell our Class A Common Stock short and deliver the Class A Common Stock to close out their short positions or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell the Class A Common Stock. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Class A Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of Class A Common Stock offered by this prospectus, which Class A Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered Class A Common Stock for whom they may act as agents. In addition, underwriters may sell the Class A Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the Class A Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Class A Common Stock by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the Class A Common Stock, including liabilities under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Class A Common Stock. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Class A Common Stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholder;

  •
  the number of Class A Common Stock being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell Class A Common Stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Class A Common Stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of Class A Common Stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Class A Common Stock to engage in market-making activities for the particular Class A Common Stock being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the Class A Common Stock and the ability of any person or entity to engage in market-making activities for the Class A Common Stock.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Class A Common Stock under this prospectus, the selling stockholders may sell the Class A Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

 DESCRIPTION OF CAPITAL STOCK

        The following summary of certain material provisions of our common stock and Preferred Stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law ("DGCL").

        Our Second Amended and Restated Charter authorizes the issuance of 1,300,000,000 shares of Class A Common Stock, 225,000,000 shares of Class B Common Stock, 20,000,000 shares of Class F Common Stock, and 1,000,000 shares of Preferred Stock, each par value $0.0001 per share. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. As of July 10, 2019, after giving effect to the settlement of the Tender Offer, there were 168,029,468 shares of Class A Common Stock outstanding, held of record by 26 holders of Class A Common Stock, 91,789,814 shares of Class B Common Stock outstanding, held of record by five holders of Class B Common Stock. Additionally, on July 10, 2019, after giving effect to the settlement of the Tender Offer, there were 157,424 warrants to purchase shares of our Class A Common Stock outstanding held by one holder of record, all of which shall expire and have no force or effect on July 25, 2019, other than that any holder thereof shall have the right to receive 0.261 shares of Class A Common Stock in exchange for each warrant held by such holder.

Class A Common Stock

        Please see our registration statement on Form 8-A (File No. 001-38083) filed on May 3, 2017 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our Class A Common Stock.

Class B Common Stock

        Holders of Class B Common Stock, par value of $0.0001 per share, vote together as a single class with holders of Class A Common Stock on all matters properly submitted to a vote of the stockholders. Dividends and other distributions will not be declared or paid on Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on Class B Common Stock that are payable in shares of Class B Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock, the dividends payable to the holders of Class B Common Stock will be paid only in shares of Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock), and such dividends will be paid in the same number of shares (or fraction thereof) on a per share basis of the Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class B Common Stock). Holders of Class B Common Stock are not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

        The holders of Class B Common Stock generally have the right to cause Magnolia LLC to redeem all or a portion of their Magnolia LLC Units in exchange for shares of Class A Common Stock or, at Magnolia LLC's option, a cash payment equal to the product of (A) the number of shares of Class A Common stock that would have been received in the redemption if the cash payment election had not been made and (B) the average of the volume-weighted closing price of one share of Class A Common Stock for the 10 trading days prior to the date the EnerVest Members deliver a notice of redemption for each Magnolia LLC Unit redeemed. Upon the future redemption or exchange of Magnolia LLC Units held by any holder of Class B Common Stock, a corresponding number of shares of Class B Common Stock held by such holder of Class B Common Stock will be cancelled.

        Holders of our Class B Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class B Common Stock.

Preferred Stock

        The Second Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no Preferred Stock outstanding at the date hereof. You should refer to the prospectus supplement relating to a particular issue of the Preferred Stock for the terms and information related to such shares.

Certain Anti-Takeover Provisions of Delaware Law

Section 203 of the DGCL

        We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  the Board approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

        The Second Amended and Restated Charter provides that prior to the first date on which investment funds affiliated with EnerVest or TPG Capital, L.P. and their respective successors and affiliates cease collectively to beneficially own (directly or indirectly) more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by our stockholders that is approved in advance by our Board may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Special Meeting of Stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Exclusive Forum

        The Second Amended and Restated Charter provides that a stockholder bringing a claim subject to the proposed Article X of the Second Amended and Restated Charter will be required to bring that claim in the Court of Chancery, subject to the Court of Chancery having personal jurisdiction over the defendants.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the filing of our Current Report on Form 8-K, filed with the SEC on August 6, 2018, reflecting our status as an entity that is not a shell company.

        As of the date of this prospectus, after giving effect to the settlement of the Tender Offer, we had 168,029,468 shares of Class A Common Stock outstanding, after giving effect to the settlement of our Tender Offer.

Transfer Agent

        The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS

        Vinson & Elkins, L.L.P., Houston, Texas, will pass upon the validity of the Class A Common Stock covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Magnolia Oil & Gas Corporation (formerly TPG Pace Energy Holdings Corp.) as of December 31, 2018 and for the period from July 31, 2018 to December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of the Karnes County Business as of December 31, 2017, for the period from January 1, 2018 through July 30, 2018 and for the years ended December 31, 2017 and 2016, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the allocations of certain costs in the combined financial statements). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenue and direct operating expenses of certain properties of the Giddings Assets for the years ended December 31, 2017, 2016 and 2015, incorporated in this prospectus by reference from our Current Report on Form 8-K dated June 7, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the manner of presentation of the revenues and direct operating expenses of the Giddings Assets). Such statements of revenue and direct operating expenses have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited historical statements of revenues and direct operating expenses of the properties located in the Eagle Ford Shale (the "Acquired Properties") included in Exhibit 99.6 of Magnolia Oil and Gas Corporation's Current Report on Form 8-K dated June 7, 2019 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to the Company's basis of presentation described in Note 2) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The historical financial statements of GulfTex Karnes EFS, LP as of and for the period from January 1, 2016 to April 27, 2016 and as of and for the year ended December 31, 2015, incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on June 7, 2019, have been so incorporated in reliance upon the report of RSM US LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

        The historical financial statements of GulfTex Energy III, LP as of and for the period from January 1, 2016 to April 27, 2016 and as of and for the year ended December 31, 2015, incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on June 7, 2019, have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

        The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2018 is based on the proved reserve report prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A Common Stock offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, including the Class A Common Stock, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov and on our website at www.magnoliaoilgas.com. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC's website, as provided herein.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We "incorporate by reference" into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Class A Common Stock offered by this prospectus have been sold by the selling stockholders as described in this prospectus (other than, in each case, documents or information deemed to have been "furnished" and not "filed" in accordance with SEC rules) or such registration statement has been withdrawn:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019, including the information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2019;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019;

  •
  our Current Reports on Form 8-K filed on May 7, 2019, May 29, 2019, June 7, 2019, July 3, 2019 and July 10, 2019; and

  •
  the description of our Class A Common Stock set forth in our registration statement on Form 8-A filed on May 3, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Magnolia Oil & Gas Corporation
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050

Magnolia Oil & Gas Corporation

Class A Common Stock

9,706,903 Shares of Class A Common Stock

PROSPECTUS
                        , 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the Class A Common Stock being registered hereby.

SEC registration fee		$13,294.19
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Miscellaneous			*

Total	$		*

*
Estimates not presently known.

        We will bear all costs, expenses and fees in connection with the registration of the Class A Common Stock, including with regard to compliance with state securities or "blue sky" laws. The selling stockholders, however, will bear all commissions and discounts, if any, attributable to their sale of the Class A Common Stock.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

        Our Second Amended and Restated Charter provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Second Amended and Restated Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors' and officers' liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is attached to this Registration Statement as Exhibit 10.4. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.    Exhibits.

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.
2.1	*
Contribution and Merger Agreement, dated as of March 20, 2018, by and among TPG Pace Energy Holdings Corp., TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., and EnerVest Energy Institutional Fund XIV-3A, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A (File No. 001-38083) filed with the SEC on March 20, 2018).
2.2	*
Amendment No. 1 to the Contribution and Merger Agreement, dated as of May 10, 2018, by and among TPG Pace Energy Holdings Corp., TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., and EnerVest Energy Institutional Fund XIV-3A, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Annex A to the Registrant's definitive proxy statement filed with the SEC on July 2, 2018).
2.3	*
Amendment No. 2 to Contribution and Merger Agreement, dated as of June 27, 2018, by and among TPG Pace Energy Holdings Corp., TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC,L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., and EnerVest Energy Institutional Fund XIV-3A, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Annex A to the Registrant's definitive proxy statement filed with the SEC on July 2, 2018).
2.4	*
Purchase and Sale Agreement, dated as of March 20, 2018, by and among TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XI-A, L.P., EnerVest Energy Institutional Fund XI-WI, L.P., EnerVest Holding, L.P., and EnerVest Wachovia Co-Investment Partnership, L.P. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K/A (File No. 001-38083) filed with the SEC on March 20, 2018).
2.5	*
Membership Interest Purchase Agreement, dated as of March 20, 2018, by and among TPG Pace Energy Parent LLC, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P. and EnerVest Energy Institutional Fund XIV-C, L.P. (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K/A (File No. 001-38083) filed with the SEC on March 20, 2018).
3.1
Second Amended and Restated Certificate of Incorporation of Magnolia Oil & Gas Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
3.2		Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed by with the SEC on April 17, 2017 (File No. 333-217338)).

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of July 31, 2018, by and among Magnolia Oil & Gas Corporation, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A,L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-C, L.P., TPG Pace Energy Sponsor, LLC, Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
4.2
First Amendment to Registration Rights Agreement, dated as of February 25, 2019, by and among Magnolia Oil & Gas Corporation and the holders named therein (incorporated by reference to Exhibit 4.6 filed with the Annual Report on Form 10-K filed on February 27, 2019 (File No. 001-38083)).
4.3
Stockholder Agreement, dated as of July 31, 2018, by and among Magnolia Oil & Gas Corporation, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A,L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-C, L.P. and TPG Pace Energy Sponsor, LLC (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
5.1	Opinion of Vinson & Elkins L.L.P.
10.1
Credit Agreement, dated as of July 31, 2018, by and among, Magnolia Oil & Gas Intermediate LLC (f/k/a TPG Pace Energy Intermediate LLC), Magnolia Oil & Gas Operating LLC, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, as the swingline lender and an issuing bank and each other issuing bank from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
10.2
Amended and Restated Limited Liability Company Agreement of Magnolia Oil & Gas Parent LLC, dated as of July 31, 2018 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
10.3
Non-Competition Agreement, by and between Magnolia Oil & Gas Corporation and EnerVest, Ltd., dated as of July 31, 2018 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
10.5
Services Agreement, by and between Magnolia Oil & Gas Corporation and EnerVest Operating L.L.C., dated as of July 31, 2018 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
10.6	Magnolia Oil & Gas Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
10.7
Form of Standard Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.8 filed with the Registration Statement on Form S-8, filed on October 5, 2018 (File No. 333-227722)).

Exhibit Number	Description
10.8	Form of Non-Standard Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.9 filed with the Registration Statement on Form S-8, filed on October 5, 2018 (File No. 333-227722)).
10.9
Form of Non-Employee Director Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.10 filed with the Registration Statement on Form S-8, filed on October 5, 2018 (File No. 333-227722)).
10.10
Form of Standard Performance Share Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.11 filed with the Registration Statement on Form S-8, filed on October 5, 2018 (File No. 333-227722)).
10.11
Form of Non-Standard Performance Share Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.12 filed with the Registration Statement on Form S-8, filed on October 5, 2018 (File No. 333-227722)).
10.12	Director Compensation Program (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K (File No. 001-38083) filed with the SEC on August 6, 2018).
23.1	Consent of KPMG LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Deloitte & Touche LLP.
23.4	Consent of PricewaterhouseCoopers LLP.
23.5	Consent of RSM US LLP.
23.6	Consent of RSM US LLP.
23.7	Consent of Cawley, Gillespie and Associates, Inc.
23.8	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 herein).
24.1	Power of Attorney (included in the signature page hereto).

*
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**
To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with the issuance of securities.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser,

            (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on July 10, 2019.

Magnolia Oil & Gas Corporation
By:	/s/ STEPHEN CHAZEN
	Name:	Stephen Chazen
	Title:	President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

        KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Chazen and Christopher Stavros, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ STEPHEN CHAZEN Stephen Chazen	President, Chief Executive Officer and Chairman (Principal Executive Officer)	July 10, 2019
/s/ CHRISTOPHER STAVROS Christopher Stavros	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2019
/s/ ARCILIA ACOSTA Arcilia Acosta	Director	July 10, 2019
/s/ EDWARD DJEREJIAN Edward Djerejian	Director	July 10, 2019

Name	Title	Date

/s/ MICHAEL MACDOUGALL Michael MacDougall	Director	July 10, 2019
/s/ DAN F. SMITH Dan F. Smith	Director	July 10, 2019
/s/ JAMES R. LARSON James R. Larson	Director	July 10, 2019
/s/ JOHN B. WALKER John B. Walker	Director	July 10, 2019
/s/ ANGELA BUSCH Angela Busch	Director	July 10, 2019